Exhibit 99.01
2016 Company and Segment Sales Revenue by End-Use Market

Additives & Functional Products:

2016 Revenue by End-use Market


Building & Construction
13%
Consumables
23%
Food, Feed, & Agriculture
10%
Transportation
30%
Industrial Chemicals & Processing
8%
Energy, Fuels, & Water
6%
Personal Care/Health & Wellness
4%
Consumer Durables
4%
2%
Other

Advanced Materials:

2016 Revenue by End-use Market


Other
3%
Electronics
6%
Personal Care/ Health & Wellness
9%
Transportation
33%
Consumer Durables
15%
Building & Construction
16%
Consumables
18%

Chemical Intermediates:

2016 Revenue by End-use Market


Personal Care/ Health & Wellness
10%
Building & Construction
18%
Food, Feed, & Agriculture
10%
Consumables
9%
Industrial Chemicals & Processing
26%
Energy, Fuels, & Water
8%
Consumer Durables
5%
Transportation
5%
2%
7%
Other
Electronics

Corporate:

2016 Revenue by End-use Market


Other: 2%
Electronics
3%
Energy, Fuels, & Water
4%
Transportation
20%
Food, Feed & Agriculture
6%
Consumer Durables
7%
Consumables
16%
Personal Care/Health & Wellness
7%
Industrial Chemicals & Processing
10%
Building & Construction
14%
11%
Tobacco